SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 28, 2003
                                                    --------------

Commission File No: 0-32917

                           RJV NETWORK, INC.
               (Name of small business in its charter)

               NEVADA                         94-3355026
          (State or other               (IRS Employer Id. No.)
     jurisdiction of Incorporation)

                       15147 SE 46th Way
                       Bellevue, Washington          98006
                   (Address of Principal Office)     Zip Code

                Issuer's telephone number:   (425) 267-1194

ITEM 5.  OTHER EVENTS

With respect to its proposed acquisition of Bio Kinetix, Inc., as previously set forth in its filings with the SEC, RJV Network, Inc., the "Company", is hereby changing the method by which it will seek approval of the transaction.

Rather than proceed with the filing of Proxy Materials (SEC Forms PRE14A and DEF14A) calling for a special meeting of the shareholders to vote on such matters, its President, Mr. Edward Velton, will waive notice and vote his shares, which comprise 62.1% of the shares entitled to vote on such matters, by consent for approval of the acquisition. Mr. Velton has previously announced his support of the acquisition and has stated that he will vote his shares in favor of the transaction and related matters. As such, his vote will provide the necessary majority vote needed to proceed with the acquisition of Bio Kinetix and the change in business direction for the Company.

Accordingly, the Company will immediately file its Form 14C "Information Statement" with the SEC to announce the vote and waiver of notice by Mr. Velton, and related matters with respect to such acquisition of Bio Kinetix, Inc.

Please note that the Company will seek to be named "ProtoKinetix, Inc." as part of the proposed acquisition, rather than the previously announced "Bio Kinetix, Inc."

EXHIBITS

The following documents have been previously filed by the Company with the SEC and can be found at the SEC's EDGAR web-site located at www.sec.gov. They are hereby incorporated by reference, and described as follows:

Form 8-K - "Current Report" - Filed April 30, 2002, setting forth the proposed terms of the acquisition of Bio Kinetix, Inc.
Form PRE14A - "Preliminary Proxy Statements" - Filed April 30, 2002, setting forth materials related to a special meeting of the shareholders being called to seek approval of the acquisition of Bio Kinetix, Inc.

Form PRER14A - "Preliminary Proxy Soliciting materials" Filed July 1, 2002, amending and updating the materials previously filed on April 30, 2002 related to a special meeting of the shareholders being called to seek approval of the acquisition of Bio Kinetix, Inc.

Form PRER14A - "Preliminary Proxy Soliciting materials" Filed March 19, 2003, amending and updating the materials previously filed on April 30, 2002 and July 1, 2002 related to a special meeting of the shareholders being called to seek approval of the acquisition of Bio Kinetix, Inc.


Dated:  April 28, 2003

                                            RJV Network, Inc.

                                            By: /S/Edward Velton
                                                ---------------------
                                                Edward Velton
                                                President and Director